Exhibit 99.1
                                                                    ------------

                                              NEWS RELEASE FOR IMMEDIATE RELEASE
                                                   For More Information Contact:
                                        Timothy Kasmoch, Chief Executive Officer
                                                 info@nviro.com   (419) 535-6374
                                                 --------------


  N-Viro International Corporation Announces Results of 2006 Annual Stockholders
                                     Meeting

Toledo, Ohio, Monday, December 4, 2006 - N-Viro International Corp. (OTC BB/NVIC.OB) announced the results of the Company's Annual Stockholders' Meeting vote, held on Tuesday, November 28, 2006. Two issues were presented for stockholder consideration at the Annual Meeting: (1) the election of three directors to the board of directors of the Company and (2) the ratification of UHY LLP as the Company's independent outside auditors. Timothy Kasmoch and James Hartung were elected as members of the Board of Directors, and UHY LLP was appointed as the Company's independent auditors, by the affirmative vote of the holders of a majority of the shares voting at the Annual Meeting. Michael Nicholson did not receive a majority of stockholder votes and was not re-elected to the Board of Directors, but remains a director pursuant to of the Company's Bylaws and Delaware law, which provide for directors to continue to serve until their successors are elected and qualify.

In his comments made at the meeting, CEO Timothy Kasmoch addressed recent events, notably the recent start-up of a trucking subsidiary, Bio-Mineral Transportation, improvements in relations with its ash suppliers and the loss in 2005 of a large Eastern U.S. revenue source. Mr. Kasmoch also expressed optimism in bringing ongoing business discussions to fruition within the next 6-12 months. The Company is conducting research into capitalizing on its fuel patents and is in discussions with several possible partners on leveraging this technology. The Company has recently hired a certified agronomist to continue to broaden the soil product distribution market and increase revenue by enhancing the value of its material produced with organic, mineral and commercial additives sought by the agricultural community. Finally, initiatives are ongoing to tap new markets for ash and alkaline aggregate sales.

About  N-Viro
-------------
N-Viro International Corporation develops and licenses its technology to municipalities and private companies. N-Viro's patented processes use lime and/or mineral-rich, combustion byproducts to treat, pasteurize, immobilize and convert wastewater sludge and other bio-organic wastes into biomineral agricultural and soil-enrichment products with real market value. More information about N-Viro International can be obtained by contacting the office or on the Internet at www.nviro.com or by e-mail inquiry to info@nviro.com.
                           -------------                         --------------

Forward  Looking  Statements
----------------------------
The Company cautions that words used in this document such as "expects," "anticipates," "believes" and "may," as well as similar words and expressions used herein, identify and refer to statements describing events that may or may not occur in the future. These forward-looking statements and the matters to which they refer are subject to considerable uncertainty that may cause actual results to be materially different from those described herein. For example, while the Company believes that trends in sludge treatment are moving in favor of the Company's technology, such trends may not continue or may never result in increased sales or profits to the Company because of the availability of competing processes. Additional information about these and other factors that may adversely affect these forward-looking statements are contained in the Company's reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.